EXHIBIT 1

      The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Zanart Entertainment Incorporated is filed on behalf of each of us.

                                          /s/ PHILLIP FROST, M.D.
                                          -------------------------------------
Date: September 6, 1996                   Phillip Frost, M.D.


                                          FROST-NEVADA, LIMITED
                                          PARTNERSHIP

                                          *
                                          -------------------------------------
Date: September 6, 1996                   Neil Flanzraich
                                          President of Frost-Nevada Corporation,
                                          General Partner

                                          FROST-NEVADA CORPORATION

                                          *
                                          -------------------------------------
Date: September 6, 1996                   Neil Flanzraich
                                          President

*By/s/ PHILLIP FROST, M.D.
   ---------------------------------
       Phillip Frost, M.D.
       (Attorney-in-fact pursuant
       to Power of Attorney)

                                  Page 11 of 39